                                                                     EXHIBIT 4-Y

                   FIFTH AMENDMENT TO PARTICIPATION AGREEMENT

      THIS FIFTH AMENDMENT dated as of December 30, 2002 (this "Amendment") amends the Participation Agreement dated as of April 30, 1998 (as previously amended, the "Participation Agreement") by and among MARYGREEN, LLC, a Delaware limited liability company, as the Lessee (together with any permitted successors and assigns, the "Lessee"); TRUSERV CORPORATION, a Delaware corporation, as the Lessee Agent, Construction Agent and Guarantor (in its capacity as Lessee Agent, the "Lessee Agent"; in its capacity as Construction Agent, the "Construction Agent"; and in its capacity as Guarantor, the "Guarantor"); TRUSERV 1998 TRUST, a Delaware business trust, as the Lessor Trust (the "Lessor Trust"); WILMINGTON TRUST COMPANY, a Delaware banking corporation, individually as set forth herein and as Trustee under the Lessor Trust ("Owner Trustee"); BMO GLOBAL CAPITAL SOLUTIONS, INC., a Delaware corporation formerly known as BMO Leasing (U.S.), Inc., as a Certificate Holder (together with any permitted successors and assigns thereto, each a "Certificate Holder" and collectively the "Certificate Holders"); BMO GLOBAL CAPITAL SOLUTIONS, INC., a Delaware corporation formerly known as BMO Leasing (U.S.), Inc., as Agent Certificate Holder for the Certificate Holders (in such capacity, the "Agent Certificate Holder"); BANK OF MONTREAL, a Canadian banking organization ("BMO"), and the other various financial institutions as are or may from time to time become lenders (the "Lenders") under the Loan Agreement; and BMO as Administrative Agent (in such capacity, the "Administrative Agent") for the Lenders and as Arranger (in such capacity, the "Arranger"). Terms defined in the Participation Agreement are, unless otherwise defined herein or the context otherwise requires, used herein as defined therein.

      WHEREAS, the Lessee, the Guarantor, the Lessor Trust, the Owner Trustee, the Certificate Holders, the Agent Certificate Holder, the Lenders, the Administrative Agent and the Arranger have entered into the Participation Agreement; and

      WHEREAS, the parties hereto desire to amend the Participation Agreement and Appendix A to the Participation Agreement as more fully set forth herein;

      NOW, THEREFORE, the parties hereto agree as follows:

      Section 1. Amendment to Participation Agreement and Appendix A. Effective on (and subject to the occurrence of) the Amendment Effective Date (as defined below), the Participation Agreement and Appendix A shall be amended in accordance with this Section:

      Section 1.1. The definition of "Existing Credit Agreement" appearing in Appendix A is hereby amended by inserting the following phrase at the end thereof: ", as amended by the First Amendment thereto dated as of December 30, 2002".

      Section 1.2. Administrative Agent and each of the Participants hereby approve, for purposes of Section G of Appendix A, the new definitions and amendments to definitions set forth in the Existing Credit Agreement and such new definitions and changes to definitions shall be incorporated in Appendix A.

      Section 1.3. The second parenthetical phrase set forth in Section 8.2(g) is amended in its entirety to read as follows:

            (other than properties and assets disposed of (x) in the ordinary course of business, (y) in connection with the sale of the Brookings regional distribution center or (z) pursuant to the Designated Sale-Leaseback Transaction).

      Section 1.4. Addition of Section 10.1(q). The following new Section 10.1(q) is added to the Participation Agreement in appropriate sequence to read as follows:

            (q) Amendments to Financial Covenants. If the sale-leaseback of the regional distribution center located at 333 Harvey Road, Manchester, New Hampshire (the "Manchester RDC") does not occur by February 15, 2003, the Lessee and Guarantor shall cause the financial covenant levels set forth in Section 10.2 to be amended to reflect the exclusion of the Manchester RDC sale-leaseback from the Business Plan in a manner satisfactory to the Required Participants in their sole discretion, and such financial covenant levels will be established in a manner reasonably satisfactory to the Required Participants on the basis of the same methodologies used in preparing the covenant levels incorporated in the Fifth Amendment to Participation Agreement dated as of December 30, 2002.

      Section 1.5. The table set forth in Section 10.2(a) is amended in its entirety to read as follows:

                Fiscal quarter ending on or about          Minimum Fixed Charge Coverage Ratio
                ---------------------------------          -----------------------------------
                December 31, 2002                                       0.70 to 1
                March 31, 2003                                          0.70 to 1
                June 30, 2003                                           0.65 to 1
                September 30, 2003                                      0.65 to 1
                December 31, 2003                                       0.90 to 1
                March 31, 2004                                          0.90 to 1
                June 30, 2004                                           0.90 to 1

      Section 1.6. Section 10.2(b)(viii)(B) is amended in its entirety to read as follows: (B) a lease entered into as part of a sale and leaseback transaction (other than the Designated Sale-Leaseback Transaction provided that such interest or title attaches only to the property being leased in connection therewith).

      Section 1.7. Section 10.2(d)(ii) is amended in its entirety to read as follows:

            (ii) in connection with (A) the sale and leaseback of distribution centers owned by the Guarantor of any Subsidiary and (B) any sublease of, or assignment by the Guarantor of its interest as lessee in, any Designated Sale-Leaseback Transaction, provided, that any such sublease or assignment, as the case may be, shall be on an arm's length basis, shall have reasonable and normal commercial terms and shall provide for no less frequently than quarterly payment of rent

      Section 1.8. Section 10.2(k)(viii) is amended in its entirety to read as follows:

            (viii) (A) maintain the Special Company Account; provided that as of the close of business on any day on which the Total Outstandings (as defined in the Existing Credit Agreement) are greater than zero or during the existence of an Event of Default (as defined in the Existing Credit Agreement) after the commencement of an Enforcement (as defined in the Intercreditor Agreement), the amount maintained in the Special Company Account shall not be greater than zero; and (B) maintain other deposit accounts with financial institutions in the ordinary course of business; provided that the amount maintained in deposit accounts with financial institutions other than the Lenders under the Existing Credit Agreement shall not exceed (x) in the case of any one such account, $200,000 for more than three consecutive Business Days; and (y) in the case of all such accounts in the aggregate, $600,000 for more than two consecutive Business Days.

      Section 1.9. Section 10.2(b) is hereby amended by (i) deleting the word "and" at the end of Section 10.2(b)(xii), (ii) substituting the word "; and" for the "." at the end of Section 10.2(b)(xiii) and (iii) by adding a new Section 10.2(b)(xiv) to read as follows: "(xiv) Liens in favor of Bank of America on the Special Company Account with respect to services provided by Bank of America."

      Section 1.10. The table set forth in Section 10.2(n) is amended in its entirety to read as follows:

                Fiscal quarter ending on or about          Minimum Interest Coverage Ratio
                ---------------------------------          -------------------------------
                December 31, 2002                                      1.75 to 1
                March 31, 2003                                         1.75 to 1
                June 30, 2003                                          2.00 to 1
                September 30, 2003                                     2.00 to 1
                December 31, 2003                                      3.00 to 1
                March 31, 2004                                         3.00 to 1
                June 30, 2004                                          3.00 to 1

      Section 1.11. The table set forth in Section 10.2(o) is amended in its entirety to read as follows:

                Twelve Month Period ending on or about               Minimum Amount
                --------------------------------------               --------------
                December 31, 2002                                    $1,975,000,000
                January 31, 2003                                     $1,820,000,000
                February 28, 2003                                    $1,780,000,000
                March 31, 2003                                       $1,740,000,000
                April 30, 2003                                       $1,725,000,000
                May 31, 2003                                         $1,740,000,000
                June 30, 2003                                        $1,720,000,000
                July 31, 2003                                        $1,715,000,000
                August 31, 2003                                      $1,710,000,000
                September 30, 2003                                   $1,700,000,000
                October 31, 2003                                     $1,715,000,000
                November 30, 2003                                    $1,695,000,000
                December 31, 2003                                    $1,700,000,000
                January 31, 2004                                     $1,700,000,000
                February 29, 2004                                    $1,695,000,000
                March 31, 2004                                       $1,690,000,000
                April 30, 2004                                       $1,690,000,000
                May 31, 2004                                         $1,680,000,000
                June 30, 2004                                        $1,670,000,000

      Section 1.12. Section 10.2(p) is amended by inserting the following phrase immediately before the sentence set forth below the table therein:

            ; provided that the aggregate amount of Capital Expenditures made during any Fiscal Year ending after December 31, 2002 may be increased by an amount equal to the lesser of (a) $2,000,000 and (b) the excess of the maximum amount of Capital Expenditures permitted to be made in the prior fiscal year over the actual amount of Capital Expenditures made during such prior fiscal year. Such increased permitted Capital Expenditures may be made in any fiscal quarter or fiscal quarters of such fiscal year."

      Section 1.13. The table set forth in Section 10.2(q) is amended in its entirety to read as follows:

                Twelve Month Period ending on or about                Minimum Adjusted EBITDA
                --------------------------------------                -----------------------
                December 31, 2002                                          $100,000,000
                January 31, 2003                                            $95,000,000
                February 28, 2003                                           $95,000,000
                March 31, 2003                                              $90,000,000
                April 30, 2003                                              $90,000,000
                May 31, 2003                                                $85,000,000

                June 30, 2003                                               $80,000,000
                July 31, 2003                                               $75,000,000
                August 31, 2003                                             $70,000,000
                September 30, 2003                                          $70,000,000
                October 31, 2003                                            $70,000,000
                November 30, 2003                                           $70,000,000
                December 31, 2003                                           $70,000,000
                January 31, 2004                                            $70,000,000
                February 29, 2004                                           $70,000,000
                March 31, 2004                                              $70,000,000
                April 30, 2004                                              $70,000,000
                May 31, 2004                                                $70,000,000
                June 30, 2004                                               $70,000,000

      Section 2. Representations and Warranties. The Guarantor represents and warrants to the Administrative Agent and the Participants that, after giving effect hereto, (a) each representation and warranty (as amended hereby) set forth in Section 8.2 of the Participation Agreement (except for those set forth in Sections 8.2(j), 8.2(l), 8.2(q) and 8.2(t)), is true and correct as of the date of the execution and delivery of this Amendment by the Guarantor with the same effect as if made on such date (except to the extent such representations and warranties expressly refer to an earlier date, in which case they were true and correct as of such earlier date), provided that the representations and warranties contained in Section 8.2(n) shall be deemed to be made in light of the letter dated August 26, 2002 by the Guarantor to each of the Benefited Parties (as defined in the Intercreditor Agreement) and (b) no Event of Default or Unmatured Event of Default exists.

      Section 3. Effectiveness. The amendments set forth in Section 1 above shall become effective on the date (the "Amendment Effective Date") when the Administrative Agent shall have received (a) to the extent then billed, all costs and expenses of the Administrative Agent in connection with this Amendment (including reasonable attorneys' fees and charges and all costs, expenses and charges for a field examination) and (b) each of the following documents, each in form and substance satisfactory to the Administrative Agent:

            (a) counterparts of this Amendment executed by the Guarantor, the Lessee and the Required Participants;

            (b) evidence that the Designated Sale - Leaseback Transaction has occurred and that the proceeds thereof have been applied in accordance with the terms of the Intercreditor Agreement; and

            (c) an executed amendment to the Intercreditor Agreement acceptable to Administrative Agent.

      Section 4. Miscellaneous.

      Section 4.1. Continuing Effectiveness, etc. As herein amended, the Participation Agreement shall remain in full force and effect and is hereby ratified and confirmed in all respects. After the Amendment Effective Date, all references in the Participation Agreement and the other Operative Documents to "Participation Agreement", or similar terms shall refer to the Participation Agreement, as amended hereby.

      Section 4.2. Counterparts. This Amendment may be executed in any number of counterparts and by the different parties on separate counterparts, and each such counterpart shall be deemed to be an original but all such counterparts shall together constitute one and the same Amendment.

      Section 4.3. Governing Law. This Amendment shall be a contract made under and governed by the laws of the State of Illinois.

      Section 4.4. Successors and Assigns. This Amendment shall be binding upon the Lessee, the Guarantor, the Lessor Trust, the Owner Trustee, the Certificate Holders, the Agent Certificate Holder, the Lenders, the Administrative Agent and the Arranger and their respective successors and assigns, and shall inure to the benefit of the Lessee, Guarantor the Lessor Trust, the Owner Trustee, the Certificate Holders, the Agent Certificate Holder, the Lenders and the Administrative Agent and the respective successors and assigns of the Lessor Trust, the Owner Trustee, the Certificate Holders, the Agent Certificate Holder, the Lenders and the Administrative Agent.

      Section 4.5. Participation of Guaranty. By execution of this Amendment, Guarantor hereby restates, ratifies and reaffirms in full its obligations under the Guaranty.

      Section 4.6. Consents. Notwithstanding any provision in the Operative Documents to the contrary, each signatory hereto hereby consents to (a) amendments to the Financing Agreements set forth as Exhibits D, E and F to the First Amendment to the Existing Credit Agreement, (b) the consummation of the Designated Sale-Leaseback Transaction and (c) the release of collateral by the Collateral Agent to the extent subject to the Designated Sale-Leaseback Transaction.

      Section 4.7. Further Assurances. Upon the request of the Required Participants, the Guarantor agrees to provide and cause its Subsidiaries to provide to the Participants such additional amendments, consents, reaffirmations and ancillary documentation as is necessary or advisable, in the sole reasonable discretion of the Required Participants, to ensure that the Collateral Documents are in full force and effect in all respects.

      Delivered at Chicago, Illinois, as of the day and year first above written.


                                    TRUSERV CORPORATION, as Lessee Agent,
                                      Construction Agent and Guarantor

                                    By: /s/ DAVE SHADDUCK
                                        ---------------------------------------
                                        Its Senior Vice President and Chief
                                        Financial Officer
                                        ---------------------------------------

                                    MARY GREEN, LLC, as Lessee

                                    By: TruServ Corporation, its sole member

                                    By: /s/ ROBERT OSTROV
                                        ---------------------------------------
                                        Its Corporate Secretary
                                        ---------------------------------------


                                    BMO GLOBAL CAPITAL SOLUTIONS, INC., formerly
                                      known as BMO Leasing (U.S.), Inc., as
                                      Agent Certificate Holder and as a
                                      Certificate Holder

                                    By: /s/ MICHAEL P. JOYCE
                                        ---------------------------------------
                                        Its President
                                        ---------------------------------------


                                    BANK OF MONTREAL, as Administrative Agent,
                                      Arranger and as a Lender

                                    By: /s/ JACK J. KANE
                                        ---------------------------------------
                                        Its Vice President
                                        ---------------------------------------


                                    WILMINGTON TRUST COMPANY, not in its
                                      individual capacity, except as expressly provided herein, but solely as Owner Trustee

                                    By: /s/ CHARLOTTE PAGLIA
                                        ---------------------------------------
                                        Its Senior Financial Services Officer
                                        --------------------------------------

                                    TRUSERV 1998 TRUST, as Lessor Trust

                                    By:   Wilmington Trust Company, not in its
                                            individual capacity but solely as
                                            Owner Trustee


                                    By: /s/ CHARLOTTE PAGLIA
                                        ----------------------------------------
                                        Its Senior Financial Services Officer
                                        ----------------------------------------